Exhibit 3.23

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ASHLEY VALLEY MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ASHLEY VALLEY MEDICAL CENTER, LLC”.

2964275nbsp; 8100H	/s/ Jeffrey W. Bullock

110292121 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENICTION: 8619731 DATE: 03-14-11

STATE OF DELAWARE
 SECRETARY OF STATE
DIVISION OF CORPORATIONS
 FILED 09:00 AM 11/09/1998
 981430182 — 2964275
CERTIFICATE OF FORMATION
OF
ASHLEY VALLEY MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Ashley Valley Medical Center, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 5, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
 SECRETARY OF STATE
DIVISION OF CORPORATIONS
 FILED 10:00 AM 01/22/2002
 020041786 — 2964275
CERTIFICATE OF AMENDMENT
OF
Ashley Valley Medical Center, LLC
     1. The name of the limited liability company is Ashley Valley Medical Center, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Ashley Valley Medical Center, LLC this 15 day of January 2002.

Ashley Valley Medical center, LLC
/s/ William F. Carpenter III
William F. Carpenter III
Title Manager